Exhibit 99.1
Investor Update
March 1, 2018
This investor update provides Spirit's first quarter and full year 2018 guidance which, among other things, incorporates the estimated increased costs due to its recently amended pilot contract. All data is based on preliminary estimates.

	1Q18E	FY18E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	21.7%	~23%

Total Revenue per ASM (TRASM) (cents)
Year-over-Year % Change	Down 1% - 2.5%

Adjusted Operating Expense Ex-Fuel per ASM
Adjusted CASM ex-fuel year-over-year % change(2)	Down ~ 3%	Flat to Down 1%

Average Stage Length (miles)	1,033	1,050

Fuel Expense
Fuel gallons (millions)	96.1	~422
Economic fuel cost per gallon ($)(3)	$2.17

Selected Operating Expenses ($Millions)
Aircraft rent	$50.8	$203 to $209
Depreciation and amortization	$40.3	$190 to $196

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$18.2	$72.7
Capitalized interest	$(2.4)	$(9.8)
Interest Income	$(4.2)	$(19.4)
Interest expense, net	$11.6	$43.5

Effective Tax Rate	25.5%	24%

Wtd. Average Diluted Share Count (Millions)	68.3	68.4

Full Year 2018 Guidance
Full Year 2018E

Estimated Cash Tax Rate(4)	~0%

Capital Expenditures ($MM)
Aircraft capital commitments, net of pre-delivery deposits:(5)	$354
Other capital expenditures(6)	$128
Pre-delivery deposits paid in current year for flight equipment	$167
Total capital expenditures	$649

Anticipated proceeds from issuance of long-term debt ($MM)	$357

Other Working Capital Requirements ($MM)
Payments for heavy maintenance events(7)	$211
Pre-paid maintenance deposits, net of reimbursements	$20

Footnotes

(1)	Excludes special items which may include loss on disposal of assets, special charges, and other items.
(2)	Excludes all components of fuel expense, loss on disposal of assets, special items.
(3)	Includes fuel taxes and into-plane fuel cost.
(4)	Spirit's cash tax rate differs from its effective tax rate primarily due to the benefit related to bonus depreciation on the acquisition of purchased aircraft.
(5)	Includes amounts related to 10 of the aircraft delivered, or scheduled to be delivered in 2018, net of $130 million funded as pre-delivery deposits for these aircraft.
(6)	Includes the purchase of nine spare engines.
(7)	Payments for heavy maintenance events are recorded as "Long-term deposits and other assets" within "Changes in operating assets and liabilities" on the Company's cash flow statement.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the first quarter and full year 2018, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.